Exhibit 99.1

Eiger BioPharmaceuticals Reports First Quarter 2019 Financial Results and Provides Business Update

•	First-Ever Phase 3 HDV International “D-LIVR” Study Underway

•	NDA and MAA filings for Progeria & Progeroid Laminopathies planned in 2019

•	Strong Balance Sheet with Recent Financing Completed

PALO ALTO, Calif., May 9, 2019 — Eiger BioPharmaceuticals, Inc. (Nasdaq:EIGR), focused on the development and commercialization of targeted therapies for serious rare and ultra-rare diseases, today reported financial results for the three months ended March 31, 2019 and provided a business update.

“Eiger is on track to file the first-ever NDA and MAA for Progeria and Progeroid Laminopathies in 2019,” said David Cory, Eiger President and Chief Executive Officer. “In addition, with our recently completed financing, we plan to aggressively advance pegylated interferon lambda for treatment of Hepatitis Delta Virus infection toward Phase 3, further solidifying our leadership position in HDV.”

Recent Highlights

Hepatitis D Virus (HDV) Program

Lonafarnib in HDV

•	Lonafarnib+Ritonavir patent portfolio expanded to include US, Europe and Japan

Peginterferon Lambda (Lambda) in HDV

•	Positive Phase 2 LIMT (Lambda mono therapy) study results (N=33): 36% durable virologic response at 24 weeks post-treatment reported at The International Liver Congress™ 2019

Avexitide in Post-Bariatric Hypoglycemia (PBH) Program

•	Positive Phase 2 PREVENT 28-day study results (N=18) reported at ENDO 2019

Corporate Activity

•	$53.2 million raised in net proceeds from underwritten public offering in April 2019

•	Amit K. Sachdev, JD, market access, public policy expert and biotech veteran appointed to Board of Directors

•	Stephana Patton, PhD, JD, pharma industry veteran, appointed as Eiger General Counsel, Corporate Secretary and Chief Compliance Officer

•	Christine Murray, MS, RAC, industry veteran and Senior Vice President of Global Regulatory Affairs at Ultragenyx Pharmaceutical, Inc., appointed to Board of Directors

Anticipated 2019 Milestones

•	Phase 3 D-LIVR study in HDV (N=400) site activation and enrollment

•	Phase 2 LIFT (Lambda combination therapy with Lonafarnib+Ritonavir) end-of-treatment study results in HDV at AASLD

•	NDA and MAA submissions in Progeria and Progeroid Laminopathies

•	End of Phase 2 meeting for Avexitide in PBH

•	End of Phase 2 meeting for Lambda in HDV

First Quarter 2019 Financial Results

Cash, cash equivalents, and short-term investments as of March 31, 2019 totaled $85.8 million compared to $100.4 million at December 31, 2018, a decrease of $14.6 million. In April 2019, Eiger completed an underwritten public offering of common stock that raised approximately $53.2 million in net proceeds.

The Company reported net losses of $17.2 million, or $0.90 per share, for first quarter 2019, as compared to $8.8 million, or $0.84 per share, for the same period in 2018.

Research and development expenses were $12.9 million for first quarter 2019, as compared to $5.5 million for the same period in 2018, an increase of $7.4 million. The increase was primarily due to expenditures associated with clinical development programs, including related clinical material costs.

General and administrative expenses were $4.1 million for first quarter 2019, as compared to $3.0 million for the same period in 2018, an increase of $1.1 million. The increase was primarily due to expenditures for consulting and professional services and employee-related costs, including stock-based compensation, from increased headcount.

Total first quarter 2019 operating expenses include non-cash expenses of $1.4 million, as compared to $1.1 million for the same period in 2018.

In April 2019, Eiger completed an underwritten public offering of 5,175,000 shares of its common stock, including 675,000 shares sold upon full exercise of the underwriters’ option to purchase additional shares of common stock, at a price of $11.00 per share. The offering was made under Eiger’s effective shelf registration statement and resulted in net proceeds to the company of approximately $53.2 million, after deducting underwriting discounts and commissions and estimated offering expenses.

As of March 31, 2019, Eiger had 19.3 million of common shares outstanding. Following the April public offering, total shares outstanding were 24.4 million.

About Eiger

Eiger is a late-stage biopharmaceutical company focused on the development and commercialization of a pipeline of first-in-class, well-characterized drugs for serious rare and ultra-rare diseases for patients with high unmet medical needs and for which no approved therapies exist.

The company’s lead program is in Phase 3, developing lonafarnib, a first-in-class prenylation inhibitor for the treatment of Hepatitis Delta Virus (HDV) infection. The company is also rapidly advancing peginterferon lambda, a first-in-class interferon, toward a Phase 3 study for the treatment of HDV. Eiger is preparing an NDA and MAA for lonafarnib to treat Hutchinson-Gilford Progeria Syndrome (HGPS or Progeria) and Progeroid Laminopathies with plans to file in 2019. For additional information about Eiger and its clinical programs, please visit www.eigerbio.com.

Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements that involve substantial risks and uncertainties. All statements other than statements of historical facts, including statements regarding our future financial condition, timing for and outcomes of clinical results, business strategy and plans and objectives for future operations, are forward looking statements. These forward-looking statements include terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “contemplate,” “intend,” “target,” “project,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” or the negative of these terms. Forward looking statements are our current statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned clinical development, including plans to complete enrollment of our D-LIVR study by the end of 2019, submit an NDA and MAA for Progeria and progeroid laminopathies in 2019, present end-of-treatment data in our LIFT study and progress our Phase 3 study in HDV, hold an end of Phase 2 meeting for avexitide in PBH and hold an end of Phase 2 meeting for peginterferon lambda in HDV; our ability to transition into a commercial stage biopharmaceutical company; our ability to finance the continued advancement of our development pipeline products; and the potential for success of any of our product candidates. These statements concern product candidates that have not yet been approved for marketing by the U.S. Food and Drug Administration (FDA). No representation is made as to their safety or effectiveness for the purposes for which they are being investigated.

Various important factors could cause actual results or events to differ materially from the forward-looking statements that Eiger makes, including the risks described in the “Risk Factors” sections in the Quarterly Report on Form 10-Q for the year ended March 31, 2019 and Eiger’s periodic reports filed with the SEC. Eiger does not assume any obligation to update any forward-looking statements, except as required by law.

SOURCE Eiger BioPharmaceuticals, Inc.

Investors: Ingrid Choong, PhD

Email: ichoong@eigerbio.com / Phone: 1-650-619-6115

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	Three Months Ended March 31,	Year Ended December 31,
	2019	2018(1)
	(unaudited)
ASSETS
Cash and cash equivalents	$63,407	$61,262
Debt securities, available-for-sale	22,385	39,091
Prepaid expenses and other current assets	2,594	1,492

Total current assets	88,386	101,845
Property and equipment, net	155	167
Operating lease right-of-use assets	1,861	—
Other assets	2,706	436

Total assets	$93,108	$102,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$10,825	$10,024
Other liabilities	31,475	25,832
Stockholders’ equity	50,808	66,592

Total liabilities and stockholders’ equity	$93,108	$102,448

(1)	Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Statements of Operations Financial Data

(in thousands, except per share and share amounts)

	Three Months Ended March 31, (unaudited)
	2019	2018
Operating expenses:
Research and development(1)	$12,868	$5,512
General and administrative(1)	4,057	2,994

Total operating expenses	16,925	8,506

Loss from operations	(16,925)	(8,506)
Interest expense	(765)	(398)
Interest income	511	94
Other expense, net	(10)	(21)

Net loss	$(17,189)	$(8,831)

Net loss per common share:
Basic and diluted	$(0.90)	$(0.84)

Shares used to compute net loss per common share:
Basic and diluted	19,168,448	10,529,350

(1) Includes stock-based compensation expense of:

	Three Months Ended March 31,
	2019	2018
Research and development	$365	$323
General and administrative	830	680

Total stock-based compensation expense	$1,195	$1,003